Exhibit 99.1

Press Release
Investor Contact: Max Trask 571-217-3249, max.trask@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Stockholders Approve Acquisition by Global Infrastructure Partners and EQT-Led Consortium

ARLINGTON, Va., June 26, 2026 – The AES Corporation (the “Company” or “AES”) (NYSE: AES) today announced that its stockholders voted to approve the Company’s previously announced acquisition by Global Infrastructure Partners (“GIP”), a part of BlackRock, and the EQT Infrastructure VI fund (“EQT”), along with co-underwriters California Public Employees’ Retirement System (“CalPERS”) and Qatar Investment Authority (“QIA”) (collectively “the Consortium”), at the Company’s Meeting of Stockholders held earlier today.

As previously announced, under the terms of the merger agreement the Consortium will acquire all outstanding common shares of AES for $15.00 per share in cash, representing a total equity value of approximately $10.7 billion and an enterprise value of approximately $33.4 billion, including the assumption of existing debt1.

“We are grateful for the strong support from our stockholders,” said Holly Koeppel, Lead Independent Director of AES’ Board of Directors. “Today’s vote reinforces our conviction that this transaction meaningfully enhances value while positioning AES for its next phase of growth.  With the deep sector expertise of the Consortium, AES will have greater flexibility to invest in the critical energy solutions our customers and communities depend on. We look forward to working with the Consortium to complete the transaction, advance our shared mission, and create long-term value for all stakeholders.”

“Our team has built a differentiated platform spanning regulated utilities, clean energy solutions and critical energy infrastructure, creating a strong foundation for sustained growth,” said Andrés Gluski, Chairman and Chief Executive Officer of AES. “With today’s approval by stockholders, we are focused on executing the remaining steps towards completing the transaction and partnering with the Consortium to expand our capacity to deliver reliable, affordable and sustainable energy.”

Based on the preliminary vote count from today’s special meeting of stockholders, approximately 97.92% of AES stockholders votes were cast in favor of the proposed transaction, representing approximately 67.17% of all outstanding shares. The final voting results will be reported in a Form 8-K filed with the U.S. Securities and Exchange Commission.

[1]	Enterprise value based on proportional net debt of $22,724 million and a share count of 712 million, as of December 31, 2025. Consolidated net debt was $27,561 million as of December 31, 2025.

The transaction is expected to close in late 2026 or early 2027, and remains subject to the receipt of applicable federal, state and foreign regulatory approvals and the satisfaction of other customary closing conditions.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we’re improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today.

About Global Infrastructure Partners (GIP), a Part of BlackRock

Global Infrastructure Partners (GIP), a part of BlackRock, is a leading infrastructure investor that specializes in investing in, owning and operating some of the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors.

GIP's scaled platform has over $206 billion in assets under management. We believe that our focus on real infrastructure assets, combined with our deep proprietary origination network and comprehensive operational expertise, enables us to be responsible stewards of our clients' capital and create positive economic impact for communities.

About EQT

EQT is a purpose-driven global investment organization with EUR 269 billion in total assets under management (EUR 142 billion in fee-generating assets under management) as of 31 March 2026, within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership.

About CalPERS

CalPERS is the largest defined benefit public pension fund in the U.S., with a net position of $597.7 billion in its Public Employees' Retirement Fund as of March 31, 2026. The portfolio invests in stocks, bonds, real estate, infrastructure, private equity, inflation-linked assets and other public and private investment vehicles, with a goal to generate total returns on a long-term basis while managing risk. Headquartered in Sacramento, California, CalPERS serves nearly 2.4 million members, providing retirement benefits to state, school, and public employees, along with health benefit services to 1.5 million members.

About QIA

QIA is the sovereign wealth fund of the State of Qatar. QIA was founded in 2005 to invest and manage the state reserve funds. QIA is among the largest and most active sovereign wealth funds globally. QIA invests across a wide range of asset classes and regions as well as in partnership with leading institutions around the world to build a global and diversified investment portfolio with a long-term perspective that can deliver sustainable returns and contribute to the prosperity of the State of Qatar.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results but instead constitute AES' current expectations based on reasonable assumptions.  Estimates and projections regarding, among other things, the expected date of closing of the transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by AES, all of which are subject to change.  Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES' filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the risks discussed under Item 1A: "Risk Factors" and Item 7: "Management's Discussion & Analysis" in AES' 2025 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES' filings to learn more about the risk factors associated with AES' business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company's 2025 Annual Report on Form 10-K filed March 2, 2026 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company's website at www.aes.com.

Contacts

AES Investor Contact:
Max Trask 571-217-3249, max.trask@aes.com

AES Media Contact:
Amy Ackerman 703-682-6399, amy.ackerman@aes.com

GIP Contact:
Mustafa Riffat, 917-747-4156, mustafa.riffat@blackrock.com

EQT Contact:
Mathilde Milch, 917-510-6626, mathilde.milch@eqtpartners.com